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                                                                     Exhibit 1.1

                                                                  CONFORMED COPY
                                                                  --------------

                           PROVIDENT COMPANIES, INC.

                            UNDERWRITING AGREEMENT

                              STANDARD PROVISIONS
                               (DEBT SECURITIES)

                                                            July 8, 1998

          From time to time, Provident Companies, Inc., a Delaware corporation (the "Company"), may enter into one or more underwriting agreements that provide for the sale of designated securities to the several underwriters named therein. The standard provisions set forth herein may be incorporated by reference in any such underwriting agreement (an "Underwriting Agreement"). The Underwriting Agreement, including the provisions incorporated therein by reference, is herein referred to as this Agreement. Terms defined in the Underwriting Agreement are used herein as therein defined.

          The Company has filed with the Securities and Exchange Commission (the "Commission") a registration statement, including a prospectus relating to the Debt Securities and has filed with, or transmitted for filing to, or shall promptly hereafter file with or transmit for filing to, the Commission a prospectus supplement (the "Prospectus Supplement") specifically relating to the Offered Securities pursuant to Rule 424 under the Securities Act of 1933, as amended (the "Securities Act"). The term "Registration Statement" means the registration statement, including the exhibits thereto, as amended to the date of this Agreement. The term "Basic Prospectus" means the prospectus included in the Registration Statement. The term "Prospectus" means the Basic Prospectus together with the Prospectus Supplement. The term "preliminary prospectus" means a preliminary prospectus supplement specifically relating to the Offered Securities together with the Basic Prospectus. As used herein, the terms "Basic Prospectus," "Prospectus" and "preliminary prospectus" shall include in each case the documents, if any, incorporated by reference therein. The terms "supplement," "amendment" and "amend" as used herein shall include all documents deemed to be incorporated by reference in the Prospectus that are filed subsequent to the date of the Basic Prospectus by the Company with the Commission pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act").

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          1.  REPRESENTATIONS AND WARRANTIES.  The Company represents and
              ------------------------------
warrants to and agrees with each of the Underwriters that:

          (a) The Registration Statement has become effective; no stop order suspending the effectiveness of the Registration Statement is in effect, and no proceedings for such purpose are pending before or threatened by the Commission.

          (b) (i) each part of the Registration Statement, when such part became effective, did not contain, and each such part, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) the Registration Statement and the Prospectus comply, and, as amended or supplemented, if applicable, will comply in all material respects with the Securities Act and the applicable rules and regulations of the Commission thereunder and (iii) the Prospectus as of its date and on the Closing Date does not contain and, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that the representations and warranties set forth in this Section 1(b) do not apply to (A) statements or omissions in the Registration Statement or the Prospectus based upon information relating to any Underwriter furnished to the Company in writing by such Underwriter through the Manager expressly for use therein or (B) to that part of the Registration Statement that constitutes the Statement of Eligibility (Form T-1) under the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act"), of the Trustee.

          (c) The documents incorporated by reference in the Registration Statement or Prospectus, when such documents became effective or were filed with the Commission, as the case may be, under the Exchange Act, (i) complied, and any documents so filed and incorporated by reference after the date of this Agreement will, when they are filed with the Commission, comply, in all material respects with the Securities Act and the Exchange Act, as applicable, and the applicable rules and regulations of the Commission thereunder, and (ii) did not contain and, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

          (d) The financial statements included in the Registration Statement and the Prospectus, together with the related schedules and notes, represent fairly the financial position of the Company and its consolidated subsidiaries at the dates indicated and the statement of operations, stockholders' equity and cash flows of the Company and its consolidated subsidiaries for the periods specified; said financial statements have been prepared in conformity with generally accepted accounting principles ("GAAP") applied on a consistent basis throughout the periods involved.
     The supporting schedules, if any, included in the Registration Statement present fairly in accordance with GAAP the information required to be stated therein. The selected financial data and the summary financial information included in the Prospectus present fairly the information shown

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     therein and have been compiled on a basis consistent with that of the audited financial statements included in the Registration Statement.

          (e) The accountants who certified the financial statements and supporting schedules included in the Registration Statement are independent public accountants as required by the Securities Act.

          (f) The Company has been duly incorporated, is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, has the corporate power and authority to own its property and to conduct its business as described in the Prospectus and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on the Company and its subsidiaries, taken as a whole.

          (g) Each subsidiary of the Company has been duly incorporated, is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, has the corporate power and authority to own its property and to conduct its business as described in the Prospectus and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on the Company and its subsidiaries, taken as a whole; and all of the issued shares of capital stock of each subsidiary of the Company have been duly and validly authorized and issued, are fully paid and non-assessable and are owned by the Company either directly or through another subsidiary of the Company, free and clear of all liens, encumbrances, equities or claims.

          (h) This Agreement has been duly authorized, executed and delivered by the Company.

          (i) The Indenture has been duly qualified under the Trust Indenture Act and has been duly authorized, executed and delivered by the Company and is a valid and binding agreement of the Company, enforceable in accordance with its terms except as (i) the enforceability thereof may be limited by bankruptcy, insolvency or similar laws affecting creditors' rights generally and (ii) rights of acceleration and the availability of equitable remedies may be limited by equitable principles of general applicability.

          (j) The Offered Securities have been duly authorized and, when executed and authenticated in accordance with the provisions of the Indenture and delivered to and paid for by the Underwriters in accordance with the terms of the Underwriting Agreement, will be entitled to the benefits of the Indenture and will be valid and binding obligations of the Company, enforceable in accordance with their terms except as (i) the enforceability thereof may be limited by bankruptcy, insolvency or similar

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     laws affecting creditors' rights generally and (ii) rights of acceleration, if any, and the availability of equitable remedies may be limited by equitable principles of general applicability.

          (k) The execution and delivery by the Company of, and the performance by the Company of its obligations under, this Agreement, the Indenture and the Offered Securities will not contravene any provision of applicable law or the certificate of incorporation or by-laws of the Company or any agreement or other instrument binding upon the Company or any of its subsidiaries that is material to the Company and its subsidiaries, taken as a whole, or any judgment, order or decree of any governmental body, agency or court having jurisdiction over the Company or any subsidiary, and no consent, approval, authorization or order of, or qualification with, any governmental body or agency is required for the performance by the Company of its obligations under this Agreement, the Indenture or the Offered Securities, except such as may be required by the securities or Blue Sky laws of the various states in connection with the offer and sale of the Offered Securities.

          (l) There has not occurred any material adverse change, or any development involving a prospective material adverse change, in the condition, financial or otherwise, or in the earnings, business or operations of the Company and its subsidiaries, taken as a whole, from that set forth in the Prospectus.

          (m) There are no legal or governmental proceedings pending or threatened to which the Company or any of its subsidiaries is a party or to which any of the properties of the Company or any of its subsidiaries is subject that are required to be described in the Registration Statement or the Prospectus and are not so described or any statutes, regulations, contracts or other documents that are required to be described in the Registration Statement or the Prospectus or to be filed or incorporated by reference as exhibits to the Registration Statement that are not described, filed or incorporated as required.

          (n) Each preliminary prospectus filed as part of the registration statement as originally filed or as part of any amendment thereto, or filed pursuant to Rule 424 under the Securities Act, complied when so filed in all material respects with the Securities Act and the applicable rules and regulations of the Commission thereunder.

          (o) The Company is not an "investment company" or an entity "controlled" by an "investment company" as such terms are defined in the Investment Company Act of 1940, as amended.

          (p) The Company and its subsidiaries (i) are in compliance with any and all applicable foreign, federal, state and local laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants ("Environmental Laws"), (ii) have received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses and (iii) are in compliance with all terms and conditions of any such permit, license or approval, except where such noncompliance with Environmental Laws, failure to receive required permits,

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     licenses or other approvals or failure to comply with the terms and conditions of such permits, licenses or approvals would not, singly or in the aggregate, have a material adverse effect on the Company and its subsidiaries, taken as a whole.

          (q) There are no costs or liabilities associated with Environmental Laws (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties) which would, singly or in the aggregate, have a material adverse effect on the Company and its subsidiaries, taken as a whole.

          (r) The Company has complied with all provisions of Section 517.075, Florida Statutes relating to doing business with the Government of Cuba or with any person or affiliate located in Cuba.

          (s) No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any court or governmental authority or agency is necessary or required for the performance by the Company of its obligations hereunder, in connection with the offering, issuance or sale of the Securities hereunder or the consummation of the transactions contemplated by this Agreement or for the due execution, delivery or performance of the Indenture by the Company, except such as have been already obtained or as may be required under the Securities Act or state securities laws and except for the qualification of the Indenture under the Trust Indenture Act.

          2.  TERMS OF PUBLIC OFFERING.  The Company is advised by the Manager
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that the Underwriters propose to make a public offering of their respective portions of the Offered Securities as soon after this Agreement has been entered into as in the Manager's judgment is advisable. The terms of the public offering of the Offered Securities are set forth in the Prospectus.

          3.  PAYMENT AND DELIVERY.  Except as otherwise provided in this
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Section 3, payment for the Offered Securities shall be made to the Company in
Federal or other immediately available funds at the time and place set forth in the Underwriting Agreement, upon delivery to the Manager for the respective accounts of the several Underwriters of the Offered Securities registered in such names and in such denominations as the Manager shall request in writing not less than two full business days prior to the date of delivery, with any transfer taxes payable in connection with the transfer of the Offered Securities to the Underwriters duly paid.

     Delivery on the Closing Date of any Offered Securities that are in bearer form shall be effected by delivery of a single temporary global debt security without coupons evidencing the Offered Securities in the name of The Depository Trust Company or its nominee.

          4.  CONDITIONS TO THE UNDERWRITERS' OBLIGATIONS.  The several
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obligations of the Underwriters are subject to the following conditions:

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          (a) Subsequent to the execution and delivery of this Agreement and prior to the Closing Date:

               (i) there shall not have occurred any downgrading, nor shall any notice have been given of any intended or potential downgrading or of any review for a possible change that does not indicate the direction of the possible change, in the rating accorded any of the Company's securities by any "nationally recognized statistical rating organization," as such term is defined for purposes of Rule 436(g)(2) under the Securities Act; and

               (ii) there shall not have occurred any change, or any development involving a prospective change, in the condition, financial or otherwise, or in the earnings, business or operations of the Company and its subsidiaries, taken as a whole, from that set forth in the Prospectus (exclusive of any amendments or supplements thereto subsequent to the date of this Agreement) that, in the judgment of the Manager, is material and adverse and that makes it, in the judgment of the Manager, impracticable to market the Offered Securities on the terms and in the manner contemplated in the Prospectus.

          (b) The Underwriters shall have received on the Closing Date a certificate, dated the Closing Date and signed by an executive officer of the Company, to the effect set forth in clause (a)(i) above and to the effect that the representations and warranties of the Company contained in this Agreement are true and correct as of the Closing Date and that the Company has complied with all of the agreements and satisfied all of the conditions on its part to be performed or satisfied hereunder on or before the Closing Date.

          The officer signing and delivering such certificate may rely upon the best of his or her knowledge as to proceedings threatened.

          (c) The Underwriters shall have received on the Closing Date an opinion of Alston & Bird LLP, outside counsel for the Company, dated the Closing Date, to the effect set forth in Exhibit A hereto.

          (d) The Underwriters shall have received on the Closing Date an opinion of F. Dean Copeland, Executive Vice President and General Counsel of the Company, dated the Closing Date, to the effect set forth in Exhibit B hereto.

          (e) The Underwriters shall have received on the Closing Date an opinion of LeBoeuf, Lamb, Greene & MacRae, L.L.P., counsel for the Underwriters, dated the Closing Date, to the effect set forth in Exhibit C hereto.

          The opinion of Alston & Bird LLP described in paragraph (c) above shall be rendered to the Underwriters at the request of the Company and shall so state therein.

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          (f) The Underwriters shall have received, on each of the date hereof and the Closing Date, a letter dated the date hereof or the Closing Date, as the case may be, in form and substance satisfactory to the Underwriters, from Ernst & Young LLP, independent public accountants, containing statements and information of the type ordinarily included in accountants' "comfort letters" to underwriters with respect to the financial statements and certain financial information contained in or incorporated by reference into the Registration Statement and the Prospectus; provided that the
                                                         --------
     letter delivered on the Closing Date shall use a "cut-off date" not earlier than the date hereof.

          (g) Prior to the Closing Date, the Company shall have furnished to the Underwriters such further information, certificates and documents as the Underwriters may reasonably request in connection with the offering of the Offered Securities.

          5.  COVENANTS OF THE COMPANY.  In further consideration of the
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agreements of the Underwriters herein contained, the Company covenants with each
Underwriter as follows:

          (a) To furnish the Manager, without charge, two signed copies of the Registration Statement (including exhibits thereto) and for delivery to each other Underwriter a conformed copy of the Registration Statement (without exhibits thereto) and, during the period mentioned in paragraph
     (c) below, as many copies of the Prospectus, any documents incorporated by reference therein and any supplements and amendments thereto or to the Registration Statement as the Manager may reasonably request.

          (b) Before amending or supplementing the Registration Statement or the Prospectus with respect to the Offered Securities, to furnish to the Manager a copy of each such proposed amendment or supplement and not to file any such proposed amendment or supplement to which the Manager reasonably objects.

          (c) If, during such period after the first date of the public offering of the Offered Securities as in the opinion of counsel for the Underwriters the Prospectus is required by law to be delivered in connection with sales by an Underwriter or dealer, any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Prospectus in order to make the statements therein, in the light of the circumstances when the Prospectus is delivered to a purchaser, not misleading, or if, in the opinion of counsel for the Underwriters, it is necessary to amend or supplement the Prospectus to comply with applicable law, forthwith to prepare, file with the Commission and furnish, at its own expense, to the Underwriters and to the dealers (whose names and addresses the Manager will furnish to the Company) to which the Offered Securities may have been sold by the Manager on behalf of the Underwriters and to any other dealers upon request, either amendments or supplements to the Prospectus so that the statements in the Prospectus as so amended or supplemented will not, in the light of the circumstances when the Prospectus is delivered to a purchaser, be misleading or so that the Prospectus, as amended or supplemented, will comply with law.

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          (d) To endeavor to qualify the Offered Securities for offer and sale under the securities or Blue Sky laws of such jurisdictions as the Manager shall reasonably request and to maintain such qualification for as long as the Manager shall reasonably request.

          (e) To make generally available to the Company's security holders and to the Manager as soon as practicable an earning statement covering a twelve-month period beginning on the first day of the first full fiscal quarter after the date of this Agreement, which earning statement shall satisfy the provisions of Section 11(a) of the Securities Act and the rules and regulations of the Commission thereunder. If such fiscal quarter is the last fiscal quarter of the Company's fiscal year, such earning statement shall be made available not later than 90 days after the close of the period covered thereby and in all other cases shall be made available not later than 45 days after the close of the period covered thereby.

          (f) During the period beginning on the date of the Underwriting Agreement and continuing to and including the Closing Date, not to offer, sell, contract to sell or otherwise dispose of any debt securities of the Company or warrants to purchase debt securities of the Company substantially similar to the Offered Securities (other than (i) the Offered Securities and (ii) commercial paper issued in the ordinary course of business), without the prior written consent of the Manager.

          (g) Whether or not the transactions contemplated in this Agreement are consummated or this Agreement is terminated, to pay or cause to be paid all expenses incident to the performance of its obligations under this Agreement, including: (i) the fees, disbursements and expenses of the Company's counsel and accountants, the Trustee and its counsel in connection with the preparation, registration issuance and delivery of the Offered Securities under the Securities Act and all other fees or expenses in connection with the preparation and filing of the Registration Statement and the Prospectus and all amendments and supplements to any of the foregoing, including all printing costs associated therewith, and the mailing and delivering of copies thereof to the Underwriters and dealers, in the quantities hereinabove specified; (ii) the preparation, issuance and delivery of the Offered Securities; (iii) the qualification of the Offered Securities under state securities or Blue Sky laws in accordance with the provisions of Section 6(d), including filing fees and the fees and disbursements of counsel for the Underwriters in connection therewith and in connection with the preparation of any Blue Sky Memoranda; (iv) the printing and delivery to the Underwriters of copies of any Blue Sky Memoranda; (v) any fees charged by rating agencies for the rating of the Offered Securities; (vi) all filing fees, reasonable fees and disbursements of counsel to the Underwriters incurred with respect to any filing with the National Association of Securities Dealers, Inc. made in connection with the Offered Securities; (vii) the costs and charges of any transfer agent, registrar or depositary; (viii) any expenses incurred by the Company in connection with a "road show" presentation to potential investors; and (ix) all other costs and expenses incident to the performance of the obligations of the Company hereunder for which provision is not otherwise made in this
     Section 5.  It is understood, however, that except as provided in this
     Section 5, Section 6 entitled "Indemnity and Contribution," and the last paragraph of Section 8 below, the Underwriters will pay all of their costs

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     and expenses, including fees and disbursements of their counsel, stock transfer taxes payable on resale of any of the Offered Securities by them and any advertising expenses connected with any offers they may make.

          6.  INDEMNITY AND CONTRIBUTION.
              --------------------------

          (a) The Company agrees to indemnify and hold harmless each Underwriter and each person, if any, who controls any Underwriter within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred by any Underwriter or any such controlling person in connection with defending or investigating any such action or claim) caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any amendment thereof, any preliminary prospectus or the Prospectus (as amended or supplemented if the Company shall have furnished any amendments or supplements thereto), or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages or liabilities are caused by any such untrue statement or omission or alleged untrue statement or omission based upon information relating to any Underwriter furnished to the Company in writing by such Underwriter through the Manager expressly for use therein.

          (b) Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company, its directors, its officers who sign the Registration Statement and each person, if any, who controls the Company within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act to the same extent as the foregoing indemnity from the Company to such Underwriter, but only with reference to information relating to such Underwriter furnished to the Company in writing by such Underwriter through the Manager expressly for use in the Registration Statement, any preliminary prospectus, the Prospectus or any amendments or supplements thereto.

          (c) In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to either paragraph (a) or (b) of this Section 6, such person (the "indemnified party") shall promptly notify the person against whom such indemnity may be sought (the "indemnifying party") in writing and the indemnifying party, upon request of the indemnified party, shall retain counsel reasonably satisfactory to the indemnified party to represent the indemnified party and any others the indemnifying party may designate in such proceeding and shall pay the fees and disbursements of such counsel related to such proceeding. In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless
     (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel or (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that the

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     indemnifying party shall not, in respect of the legal expenses of any indemnified party in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all such indemnified parties and that all such fees and expenses shall be reimbursed as they are incurred. Such firm shall be designated in writing by the Manager, in the case of parties indemnified pursuant to paragraph (a) above, and by the Company, in the case of parties indemnified pursuant to paragraph (b) above. The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by the second and third sentences of this paragraph, the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by such indemnifying party of the aforesaid request and (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding.

          (d) To the extent the indemnification provided for in paragraph (a) or
     (b) of this Section 6 is unavailable to an indemnified party or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each indemnifying party under such paragraph, in lieu of indemnifying such indemnified party thereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other hand from the offering of the Offered Securities or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and of the Underwriters on the other hand in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriters on the other hand in connection with the offering of the Offered Securities shall be deemed to be in the same respective proportions as the net proceeds from the offering of the Offered Securities (before deducting expenses) received by the Company and the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover of the Prospectus Supplement, bear to the aggregate public offering price of the Offered Securities. The relative fault of the Company on the one hand and the Underwriters on the other hand shall be determined by

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     reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or by the Underwriters and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Underwriters' respective obligations to contribute pursuant to this Section 6 are several in proportion to the respective principal amounts of Offered Securities they have purchased hereunder, and not joint.

          (e) The Company and the Underwriters agree that it would not be just or equitable if contribution pursuant to this Section 6 were determined by pro rata allocation (even if the Underwriters were treated as one entity
     --------
     for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in paragraph (d) of this Section 6. The amount paid or payable by an indemnified party as a result of the losses, claims, damages and liabilities referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this
     Section 6, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Offered Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities
     Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The remedies provided for in this
     Section 6 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.

          (f) The indemnity and contribution provisions contained in this
     Section 6 and the representations, warranties and other statements of the Company contained in this Agreement shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by or on behalf of any Underwriter or any person controlling any Underwriter or by or on behalf of the Company, its officers or directors or any person controlling the Company and (iii) acceptance of and payment for any of the Offered Securities.

          7.  TERMINATION.  This Agreement shall be subject to termination by
              -----------
notice given by the Manager to the Company, if (a) after the execution and delivery of the Underwriting Agreement and prior to the Closing Date (i) trading generally shall have been suspended or materially limited on or by, as the case may be, any of the New York Stock Exchange, the American Stock Exchange, and the National Association of Securities Dealers, Inc. (ii) trading of any securities of the Company shall have been suspended on any exchange or in any over-the-counter market, (iii) a general moratorium on commercial banking activities in New York shall have been declared by either Federal or New York State authorities or (iv) there shall have occurred any outbreak or escalation of hostilities or any change in financial markets or any calamity or crisis that, in the judgment of the Manager, is material and adverse and (b) in the case of any of the events specified in clauses (a)(i) through (iv), such event, singly or together with any other such event, makes it, in the judgment of the Manager, impracticable to market the Offered Securities on the terms and in the manner contemplated in the Prospectus.

          8.  DEFAULTING UNDERWRITERS.  If, on the Closing Date, any one or more
              -----------------------
of the Underwriters shall fail or refuse to purchase Offered Securities that it has or they have agreed to purchase on such date, and the aggregate amount of Offered Securities which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase is not more than one-tenth of the aggregate amount of the Offered Securities to be purchased on such date, the other Underwriters shall be obligated severally in the proportions that the amount of Offered Securities set forth opposite their respective names in the Underwriting Agreement bears to the aggregate amount of Offered Securities set forth opposite the names of all such non-defaulting Underwriters, or in such other proportions as the Manager may specify, to purchase the Offered Securities which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase on such date; provided that in no event shall the amount of Offered Securities
              --------
that any Underwriter has agreed to purchase pursuant to this Agreement be increased pursuant to this Section 8 by an amount in excess of one-ninth of such amount of Offered Securities without the written consent of such Underwriter.
If on the Closing Date any Underwriter or Underwriters shall fail or refuse to purchase Offered Securities and the aggregate amount of Offered Securities with respect to which such default occurs is more than one-tenth of the aggregate amount of Offered Securities to be purchased on such date, and arrangements satisfactory to the Manager and the Company for the purchase of such Offered Securities are not made within 36 hours after such default, this Agreement shall terminate without liability on the part of any non-defaulting Underwriter or the Company. In any such case either the Manager or the Company shall have the right to postpone the Closing Date but in no event for longer than seven days, in order that the required changes, if any, in the Registration Statement and in the Prospectus or in any other documents or arrangements may be effected. Any action taken under this paragraph shall not relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.

     If this Agreement shall be terminated by the Underwriters, or any of them, because of any failure or refusal on the part of the Company to comply with the terms or to fulfill any of the conditions of this Agreement, or if for any reason the Company shall be unable to perform its obligations under this Agreement, the Company will reimburse the Underwriters or such Underwriters as have so terminated this Agreement with respect to themselves, severally, for all out-of-pocket expenses (including the fees and disbursements of their counsel) reasonably incurred by such Underwriters in connection with this Agreement or the offering of the Offered Securities.

          9.  COUNTERPARTS.  This Agreement may be signed in two or more
              ------------
counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.


          10.  APPLICABLE LAW.  This Agreement shall be governed by and
               --------------
construed in accordance with the internal laws of the State of New York.

          11.  HEADINGS.  The headings of the sections of this Agreement have
               --------
been inserted for convenience of reference only and shall not be deemed a part of this Agreement.


                                    Very truly yours,

                                    PROVIDENT COMPANIES, INC.



                                    By: /s/ Thomas R. Watjen
                                       ---------------------------------------
                                    Name:  Thomas R. Watjen
                                    Title: Vice Chairman and
                                           Chief Financial Officer


Accepted as of the date hereof

MERRILL LYNCH, PIERCE, FENNER & SMITH
       INCORPORATED
BEAR STEARNS & CO. INC.
CREDIT SUISSE FIRST BOSTON CORPORATION
MORGAN STANLEY & CO. INCORPORATED
SALOMON SMITH BARNEY HOLDINGS, INC.

By: Merrill Lynch, Pierce, Fenner & Smith
          Incorporated

By: /s/ Joseph E. Consolino
   --------------------------
 Name:  Joseph E. Consolino
 Title: Vice President

                                   EXHIBIT A

          Pursuant to Section 4(c) of the Agreement, Alston & Bird LLP, outside counsel for the Company, shall provide to the Underwriters on the Closing Date an opinion, dated the Closing Date, to the effect that:

          (i) the Company has been duly incorporated, is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, has the corporate power and authority to own its property and to conduct its business as described in the Prospectus and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on the Company and its subsidiaries, taken as a whole;

          (ii) the Agreement has been duly authorized, executed and delivered by the Company;

          (iii) the Indenture has been duly qualified under the Trust Indenture Act and has been duly authorized, executed and delivered by the Company and is a valid and binding agreement of the Company, enforceable in accordance with its terms except as (a) the enforceability thereof may be limited by bankruptcy, insolvency, or similar laws affecting creditors' rights generally and (b) rights of acceleration, if any, and the availability of equitable remedies may be limited by equitable principles of general applicability;

          (iv) the Offered Securities have been duly authorized and, when executed and authenticated in accordance with the provisions of the Indenture and delivered to and paid for by the Underwriters in accordance with the terms of the Underwriting Agreement will be entitled to the benefits of the Indenture and will be valid and binding obligations of the Company, enforceable in accordance with their terms except as (a) the enforceability thereof may be limited by bankruptcy, insolvency, or similar laws affecting creditors' rights generally and (b) rights of acceleration, if any, and the availability of equitable remedies may be limited by equitable principles of general applicability;

          (v) the execution and delivery by the Company of, and the performance by the Company of its obligations under, the Agreement, the Indenture and the Offered Securities will not contravene any provision of applicable law or the certificate of incorporation or by-laws of the Company or, to the best of such counsel's knowledge, any agreement or other instrument binding upon the Company or any of its subsidiaries that is material to the Company and its subsidiaries, taken as a whole, or, to the best of such counsel's knowledge, any judgment, order or decree of any governmental body, agency or court having jurisdiction over the Company or any subsidiary, and no consent, approval, authorization or order of, or qualification with, any governmental body or agency is required for the performance by the Company of its obligations under the Agreement, the Indenture and the Offered Securities, except such as may be required by the securities or

     Blue Sky laws of the various states in connection with the offer and sale of the Offered Securities;

          (vi) the statements (A) in the Basic Prospectus under the captions "Description of Debt Securities" and "Plan of Distribution" and in the Prospectus Supplement under the captions "Description of the Notes" and "Underwriters" and (B) in the Registration Statement under Item 15, in each case insofar as such statements constitute summaries of the legal matters, documents or proceedings referred to therein, fairly present the information called for with respect to such legal matters, documents and proceedings and fairly summarize the matters referred to therein;

          (vii) after due inquiry, such counsel does not know of any legal or governmental proceedings pending or threatened to which the Company or any of its subsidiaries is a party or to which any of the properties of the Company or any of its subsidiaries is subject that are required to be described in the Registration Statement or the Prospectus and are not so described or of any statutes, regulations, contracts or other documents that are required to be described in the Registration Statement or the Prospectus or to be filed or incorporated by reference as exhibits to the Registration Statement that are not described, filed or incorporated as required;

          (viii) the Company is not an "investment company" or an entity "controlled" by an "investment company," as such terms are defined in the Investment Company Act of 1940, as amended;

          (ix) such counsel (A) has no reason to believe that (except for financial statements and schedules and other financial data included therein, as to which such counsel need not express any belief, and except for that part of the Registration Statement that constitutes the Form T-1 heretofore referred to) each part of the Registration Statement, when such part became effective, contained any untrue statement of a material fact or omitted or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (B) is of the opinion that the Registration Statement and Prospectus (except for financial statements and schedules and other financial data included therein, as to which such counsel need not express any opinion) comply as to form in all material respects with the Securities Act and the applicable rules and regulations of the Commission thereunder and (C) has no reason to believe that (except for financial statements and schedules and other financial data included therein as to which such counsel need not express any belief) the Prospectus as of the date such opinion is delivered contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

                                 EXHIBIT B

          Pursuant to Section 4(d) of the Agreement, F. Dean Copeland, Executive Vice President and General Counsel of the Company, shall provide to the Underwriters on the Closing Date an opinion, dated the Closing Date, to the effect that:

          (i) the Company has been duly incorporated, is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, has the corporate power and authority to own its property and to conduct its business as described in the Prospectus and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on the Company and its subsidiaries, taken as a whole;

          (ii) each subsidiary of the Company has been duly incorporated, is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, has the corporate power and authority to own its property and to conduct its business as described in the Prospectus and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on the Company and its subsidiaries, taken as a whole;

          (iii) the Agreement has been duly authorized, executed and delivered by the Company;

          (iv) the execution and delivery by the Company of, and the performance by the Company of its obligations under, the Agreement, the relevant Indenture and the Offered Securities will not contravene any provision of applicable law or the certificate of incorporation or by-laws of the Company or, to the best of such counsel's knowledge, any agreement or other instrument binding upon the Company or any of its subsidiaries that is material to the Company and its subsidiaries, taken as a whole, or, to the best of such counsel's knowledge, any judgment, order or decree of any governmental body, agency or court having jurisdiction over the Company or any subsidiary, and no consent, approval, authorization or order of, or qualification with, any governmental body or agency is required for the performance by the Company of its obligations under this Agreement, the relevant Indenture and the Offered Securities, except such as may be required by the securities or Blue Sky laws of the various states or any foreign jurisdiction in connection with the offer and sale of the Offered Securities;

          (v) the statements in the Basic Prospectus under the caption "Business
     - Regulation" and in the Prospectus Supplement under the captions "The Company - Regulation" and "The Company - Legal Proceedings," (B) in "Item 3
     - Legal Proceedings" of the Company's most recent annual report on Form 10-K incorporated by reference in the Prospectus and (C) in "Item 1 - Legal Proceedings" of Part II of the Company's quarterly reports on Form 10-Q, if any, filed since such annual report, insofar as such statements constitute summaries of the legal matters, documents or proceedings referred to therein, fairly present the information called for with respect to such legal matters, documents and proceedings and fairly summarize the matters referred to therein;

          (vi) after due inquiry, such counsel does not know of any legal or governmental proceedings pending or threatened to which the Company or any of its subsidiaries is a party or to which any of the properties of the Company or any of its subsidiaries is subject that are required to be described in the Registration Statement or the Prospectus and are not so described or of any statutes, regulations, contracts or other documents that are required to be described in the Registration Statement or the Prospectus or to be filed or incorporated by reference as exhibits to the Registration Statement that are not described, filed or incorporated as required;

          (vii) the Company and its subsidiaries (A) are in compliance with any and all applicable Environmental Laws, (B) have received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses and (C) are in compliance with all terms and conditions of any such permit, license or approval, except where such noncompliance with Environmental Laws, failure to receive required permits, licenses or other approvals or failure to comply with the terms and conditions of such permits, licenses or approvals would not, singly or in the aggregate, have a material adverse effect on the Company and its subsidiaries, taken as a whole; and

          (viii) such counsel (A) is of the opinion that each document, if any, filed pursuant to the Exchange Act and incorporated by reference in the Prospectus (except for financial statements and schedules and other financial data included therein, as to which such counsel need not express any opinion) complied when so filed as to form in all material respects with the Exchange Act and the applicable rules and regulations of the Commission thereunder, (B) has no reason to believe that (except for financial statements and schedules and other financial data included therein, as to which such counsel need not express any belief, and except for that part of the Registration Statement that constitutes the Form T-1 heretofore referred to) each part of the Registration Statement, when such part became effective, contained any untrue statement of a material fact or omitted or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (C) is of the opinion that the Registration Statement and Prospectus (except for financial statements and schedules and other financial data included therein, as to which such counsel need not express any opinion) comply as to form in all material respects with the Securities Act and the applicable rules and regulations of the Commission thereunder and (D) has no reason to believe that (except for financial statements and schedules and other financial data included therein as to which such counsel need not express any belief) the Prospectus as of the date such opinion is delivered contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

                                 EXHIBIT C


          Pursuant to Section 4(e) of the Agreement, LeBoeuf, Lamb, Greene & MacRae, L.L.P., counsel to the Underwriters, shall provide to the Underwriters on the Closing Date an opinion, dated the Closing Date, to the effect that:

          (i) the Agreement has been duly authorized, executed and delivered by the Company;

          (ii) the Indenture has been duly qualified under the Trust Indenture Act and has been duly authorized, executed and delivered by the Company and is a valid and binding agreement of the Company, enforceable in accordance with its terms subject to (a) bankruptcy, insolvency, fraudulent transfer, reorganization, rehabilitation, moratorium or other similar laws affecting creditors' rights generally and (b) general principles of equity;

          (iii) the Offered Securities have been duly authorized and, when executed and authenticated in accordance with the provisions of the Indenture and delivered to and paid for by the Underwriters in accordance with the terms of the Underwriting Agreement, will be valid and binding obligations of the Company, in each case enforceable in accordance with their terms subject to (a) bankruptcy, insolvency, fraudulent transfer, reorganization, rehabilitation, moratorium or other similar laws affecting creditors' rights generally and (b) general principles of equity;

          (iv) the statements in the Prospectus under the captions "Description of Debt Securities" and "Plan of Distribution" and in the Prospectus Supplement under the captions "Description of the Notes" and "Underwriters," insofar as such statements constitute summaries of the legal matters, documents or proceedings referred to therein, fairly summarize such matters; and

          (v) the Registration Statement and Prospectus (except for financial statements and schedules and other financial data included or incorporated by reference therein, as to which such counsel need not express any opinion) comply as to form in all material respects with the Securities Act and the applicable rules and regulations of the Commission thereunder.

          Nothing has come to the attention of such Counsel (A) that would lead it to believe that (except for financial statements and schedules and other financial data included or incorporated by reference therein, as to which such counsel need not express any belief and except for that part of the Registration Statement that constitutes the Form T-1 heretofore referred
     to) the Registration Statement, at the time it became effective, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading or (B) that would lead it to believe that (except for financial statements and schedules and other financial data included or incorporated by reference therein as to which such counsel need not express any belief) the Prospectus as of the date such opinion is delivered contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

                                                                 CONFORMED COPY
                                                                 --------------

                                 UNDERWRITING AGREEMENT


                                                          July 9, 1998

Provident Companies, Inc.
1 Fountain Square
Chattanooga, TN 37402

Dear Sirs and Mesdames:

          We (the "Manager") are acting on behalf of the underwriter or underwriters (including ourselves) named below (such underwriter or underwriters being herein called the "Underwriters"), and we understand that Provident Companies, Inc., a Delaware corporation (the "Company"), proposes to issue and sell $200,000,000 aggregate initial offering price of 6 3/8% Senior Notes due July 15, 2005 (the "2005 Notes") and $200,000,000 aggregate initial offering price of 7% Senior Notes due July 15, 2018 (the "2018 Notes", and together with the 2005 Notes, the "Offered Securities"). The Offered Securities will be issued pursuant to the provisions of an Indenture dated as of March 11, 1998 (the "Indenture") between the Company and The Chase Manhattan Bank, as Trustee (the "Trustee").

          Subject to the terms and conditions set forth or incorporated by reference herein, the Company hereby agrees to sell to the several Underwriters, and each Underwriter agrees, severally and not jointly, to purchase from the Company (i) the respective principal amounts of the 2005 Notes set forth below opposite its name at a purchase price of 6 3/8% of the principal amount of the 2005 Notes, plus accrued interest, if any, from July 14, 1998 to the date of payment and delivery and (ii) the respective principal amounts of the 2018 Notes set forth below opposite its name at a purchase price of 7% of the principal amount of the 2018 Notes, plus accrued interest, if any, from July 14, 1998 to the date of payment and delivery.


                                                                         Principal Amount of
                  Underwriter                                      2005 Notes          2018 Notes
                  -----------                                     ------------        -----------
Merrill Lynch, Pierce, Fenner & Smith                              40,000,000          40,000,000
            Incorporated
Bear Stearns & Co. Inc.                                            40,000,000          40,000,000
Credit Suisse First Boston Corporation                             40,000,000          40,000,000
Morgan Stanley & Co. Incorporated                                  40,000,000          40,000,000
Salomon Smith Barney Holdings, Inc.                                40,000,000          40,000,000
                                                                  -----------         -----------
     Total...............................................         200,000,000         200,000,000
                                                                  ===========         ===========

          The Underwriters will pay for the Offered Securities upon delivery thereof at the offices of LeBoeuf, Lamb, Greene & MacRae, L.L.P. at 125 West 55th Street, New York, New York 10019 at 10:00 a.m. (New York time) on July 14, 1998, or at such other time, not later than 5:00 p.m. (New York time) on July 14, 1998, as shall be designated by the Manager. The time and date of such payment and delivery are hereinafter referred to as the "Closing Date."

          The Offered Securities shall have the terms set forth in the Prospectus dated May 22, 1997 and the Prospectus Supplement dated July 9, 1998, including the following:


                              Terms of 2005 Notes
                              -------------------

     Maturity Date:                  July 15, 2005

     Interest Rate:                  6 3/8%

     Redemption Provisions:            The Notes will not be redeemable prior to
                                     their maturity.

     Interest Payment Dates:           January 15 and July 15 of each year,
                                     commencing January 15, 1999.

     Form and Denomination:            The 2005 Notes will be issued in the form
                                     of global securities in the aggregate
                                     principal amount of $200,000,000.

     Price to Public:                99.649%

     Dealer Concession:              .625%

     Reallowance Concession:         .25%



                              Terms of 2018 Notes
                              -------------------

     Maturity Date:                  July 15, 2018

     Interest Rate:                  7%

     Redemption Provisions:            The Notes will not be redeemable prior to
                                     their maturity.

     Interest Payment Dates:           January 15 and July 15 of each year,
                                     commencing January 15, 1999.

     Form and Denomination:            The 2018 Notes will be issued in the form
                                     of global securities in the aggregate
                                     principal amount of $200,000,000.

     Price to Public:                99.968%

     Dealer Concession:              .875%

     Reallowance Concession:         .25%


          All provisions contained in the document entitled Provident Companies, Inc. Underwriting Agreement Standard Provisions (Debt Securities) dated July 8, 1998, a copy of which is attached hereto, are herein incorporated by reference in their entirety and shall be deemed to be a part of this Agreement to the same extent as if such provisions had been set forth in full herein, except that (i) if any term defined in such document is otherwise defined herein, the definition set forth herein shall control, (ii) all references in such document to a type of security that is not an Offered Security shall not be deemed to be a part of this Agreement and (iii) all references in such document to a type of agreement that has not been entered into in connection with the transactions contemplated hereby shall not be deemed to be a part of this Agreement.

          Please confirm your agreement by having an authorized officer sign a copy of this Agreement in the space set forth below.

                                Very truly yours,

                                MERRILL LYNCH, PIERCE, FENNER & SMITH
                                            INCORPORATED
                                BEAR STEARNS & CO. INC.
                                CREDIT SUISSE FIRST BOSTON CORPORATION
                                MORGAN STANLEY & CO. INCORPORATED
                                SALOMON SMITH BARNEY HOLDINGS, INC.

                                By: Merrill Lynch, Pierce, Fenner & Smith
                                                Incorporated

                                By: /s/ Joseph E. Consolino
                                   -----------------------------------------
                                   Name: Joseph E. Consolino
                                   Title: Vice President

Accepted as of the date hereof:

PROVIDENT COMPANIES, INC.

By: /s/ Thomas R. Watjen
   --------------------------------
 Name: Thomas R. Watjen
 Title: Vice Chairman and
          Chief Financial Officer